Exhibit 99.1

Maxygen Announces Sale of MolecularBreeding™

Directed Evolution Platform Technology to Codexis

REDWOOD CITY, Calif., October 28, 2010 — Maxygen, Inc. (Nasdaq: MAXY), a biotechnology company focused on the development of improved protein drugs, today announced that it has sold its MolecularBreeding™ platform technology to Codexis, Inc. (Nasdaq: CDXS) for $20 million in cash. The sale included the cancellation of all payment and potential royalty obligations of Codexis to the company relating to biofuels and other energy products.

The intellectual property portfolio sold to Codexis will continue to be subject to existing licenses that Maxygen previously granted to third parties, including Maxygen’s majority-owned subsidiary, Perseid Therapeutics LLC, which retains exclusive licenses to use the MolecularBreeding™ technology platform and ancillary protein expression technologies for the discovery, research and development of protein pharmaceuticals.

About Maxygen

Maxygen is a biopharmaceutical company focused on developing improved versions of protein drugs through both internal development and external collaborations and other arrangements. For more information, please visit www.maxygen.com.

Cautionary Statement Regarding Maxygen Forward-Looking Statements

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of Maxygen’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements regarding agreements between Maxygen and Codexis. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Additional risk factors are more fully discussed in Maxygen’s Annual Report on Form 10-K for the year ended December 31, 2009, including under the caption “Risk Factors,” and in Maxygen’s other periodic reports filed with the SEC, all of which are available from Maxygen or from the SEC’s website (www.sec.gov). Maxygen disclaims any obligation to update or revise any forward-looking statement contained herein to reflect any change in Maxygen’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. In addition, important information regarding the material terms and conditions of the agreements between Maxygen and

Codexis will be set forth in a Current Report on Form 8-K to be filed by Maxygen with the SEC.

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Contact:

Linda Chrisman

linda.chrisman@maxygen.com

650.298.5351